THOMAS INDUSTRIES INC.

                                       and

                               NATIONAL CITY BANK


                                  Rights Agent

                                     ------

                      Amended and Restated Rights Agreement

                                TABLE OF CONTENTS
                                -----------------


Section                                                                     Page
-------                                                                     ----

1.       Certain Definitions...................................................4
2.       Appointment of Rights Agent...........................................8
3.       Issue of Right Certificates...........................................9
4.       Form of Rights Certificates..........................................10
5.       Countersignature and Resignation.....................................11
6.       Transfer, Split Up, Combination and Exchange
         of Rights Certificates; Mutilated, Destroyed,
         Lost or Stolen Rights Certificates...................................11
7.       Exercise of Rights; Purchase Price; Expiration
         Date of Rights.......................................................12
8.       Cancellation and Destruction of
         Rights Certificates..................................................14
9.       Reservation and Availability of
         Preferred Stock......................................................14
10.      Preferred Stock Record Date..........................................16
11.      The Flip-In..........................................................16
12.      The Flip-Over........................................................17
13.      Adjustment of Purchase Price, Number and
         Kind of Shares or Number of Rights...................................19
14.      Fractional Rights and Fractional Shares..............................24
15.      Rights of Action.....................................................25
16.      Agreement of Rights Holders..........................................25
17.      Rights Certificates Holder Not
         Deemed a Stockholder.................................................26
18.      Concerning the Rights Agent..........................................26
19.      Merger or Consolidation or Change
         of Name of Rights Agent..............................................27
20.      Duties of Rights Agent...............................................27
21.      Change of Rights Agent...............................................29
22.      Issuance of New Rights Certificates..................................30
23.      Redemption and Termination...........................................30
24.      Exchange.............................................................31
25.      Notice of Certain Events.............................................32
26.      Notices..............................................................33
27.      Supplements and Amendments...........................................34
28.      Successors...........................................................34
29.      Benefits of this Agreement...........................................34
30.      Severability.........................................................34
31.      Governing Law........................................................34


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

32.      Counterparts.........................................................34
33.      Descriptive Headings.................................................35

Exhibit A         Certificate of Designation, Preferences and Rights
Exhibit B         Rights Certificate
Exhibit C         Summary of Rights

                      AMENDED AND RESTATED RIGHTS AGREEMENT
                      -------------------------------------

                  Rights Agreement, dated January 5, 1998 (the "Agreement") and authorized to be restated on April 20, 2000, is made between THOMAS INDUSTRIES INC., a Delaware corporation (the "Company"), and NATIONAL CITY BANK, an Ohio corporation (the "Rights Agent").

                  WHEREAS, on December 23, 1987, the Board of Directors of the Company adopted a Rights Agreement which was amended on October 18, 1990, and terminated at the close of business on January 4, 1998; and

                  WHEREAS, on December 10, 1997, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each outstanding share of common stock, outstanding on January 4, 1998 (the "Record Date"), and contemplates the issuance of one Right for each share of common stock issued between the Record Date and the Separation Date and one Right for each share of Common Stock issued upon exercise of stock options granted prior to the Separation Date or under any employee plan or arrangement established prior to the Separation Date, each Right representing the right to purchase one one-hundredth of a share of Series B Junior Preferred Stock of the Company subject to the conditions hereinafter set, forth (the "Rights"); and

                  WHEREAS, on April 20, 2000, the Board of Directors of the Company authorized that the Agreement be amended and restated to reflect certain changes in Delaware law and to clarify certain language;

                  NOW, THEREFORE, the parties agree as follows:

                  SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated.

                  (a) "ACQUIRING PERSON" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 20% or more of the shares of Common Stock then outstanding and shall include all Affiliates and Associates of such Person, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established by the Company for or pursuant to the terms of any employee benefit plan. Notwithstanding the foregoing, if a Person who would otherwise be an "Acquiring Person,"

                           (i) notifies the Company in writing within five (5)
                  business days thereafter (the "Notification Period") that it has inadvertently become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, and

                           (ii) within three (3) business days after the end of
                  the Notification Period divests a sufficient number of shares of Common Stock so as to reduce its holdings to less than 20%, and delivers proof thereof in writing to the Company no more than six (6) business days after the end of the Notification Period, then that Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

                  (b) "AFFILIATE" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

                  (c) "ASSOCIATE" shall mean, with respect to a specified
Person,

                           (i) any corporation or organization (other than the
                  Company or a Subsidiary of the Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security as defined in Rule 3a-11 of the General Rules and Regulations under the Exchange Act (as hereinafter defined),

                           (ii) any trust or other estate in which such Person
                  has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, or

                           (iii) any relative or spouse of such Person, or any
                  relative of such spouse, who has the same home as such Person, or is an officer or director of any corporation controlling or controlled by such Person.

                  (d) "BENEFICIAL OWNERSHIP" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act (or any successor rule or statutory provision) or, if Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to Rule 13d-3 as in effect on the date hereof; provided, however, that a Person shall, in any event, also be deemed to be the "Beneficial owner" of any securities:

                           (i) which such Person or any Affiliate or Associate
                  thereof beneficially owns, directly or indirectly;

                           (ii) which such Person or any Affiliate or Associate
                  thereof, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any Affiliate or Associate thereof until the tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights;

                           (iii) which such Person or any Affiliate or Associate
                  thereof, directly or indirectly, has sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (iii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act; or

                           (iv) which are beneficially owned, directly or
                  indirectly, by any other Person or any Affiliate or Associate thereof with which such Person or any Affiliate or Associate thereof has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting, (except pursuant to a revocable proxy as described in subparagraph (iii) of this paragraph (d)) or disposing of any voting securities of the Company.

         Nothing in this Section 1(e) shall cause a Person engaged in business as an underwriter to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of the acquisition.

                  (e) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

                  (f) "CLOSE OF BUSINESS" on any given day shall mean 5:00 P.M., Cleveland, Ohio time, on that day; provided, however, that if that day is not a Business Day it shall mean 5:00 P.M., Cleveland, Ohio time, on the next succeeding Business Day.

                  (g) "CLOSING PRICE" of any security on any given day shall be the last sale price, regular way, of such security or, if no sale takes place on such day, the average of the closing bid and asked prices, regular way, on the principal trading market on which the security is then traded on the last day on which trading occurred.

                  (h) "COMMON STOCK" shall mean the common stock, par value $1.00 per share, of the Company, and "common stock" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

                  (i) "CURRENT MARKET PRICE" of any security on any given day shall be deemed to be the average of the daily Closing Prices per share or other trading unit of such security for forty-five (45) consecutive Trading Days (as hereinafter defined) immediately preceding that day; provided, however, that with respect to shares of capital stock, in the event that the current market price per share of the capital stock is determined during a period following the announcement of:

                           (i) a dividend or distribution on the capital stock
                  payable in shares of such capital stock or securities convertible into shares of such capital stock (other than the Rights), or

                           (ii) any subdivision, combination or reclassification
                  of the capital stock, and prior to the expiration of the requisite forty-five (45) Trading Day (as hereinafter defined) period, as set forth above, after the ex-dividend date for the dividend or distribution, or the record date for the subdivision, combination or reclassification, then and in each case, the "Current Market Price" shall be properly adjusted to take into account ex-dividend trading; and provided further that if the security is not publicly held or not listed, Current Market Price per share or other trading unit shall mean the fair value per share or other trading unit as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 in effect on the date of this Agreement, and all references to any rule or regulation of the General Rules and Regulations under the Exchange Act shall be, except as otherwise specifically provided herein, to such rule or regulation as was in effect on the date of this Agreement.

                  (k) "EXCHANGE DATE" shall mean the date on which the Rights are exchanged as provided in Section 24 of this Agreement.

                  (l) "EXPIRATION DATE" shall mean the Close of Business on January 5, 2008.

                  (m) "FLIP-IN EVENT" shall mean the event described in the first clause of Section 11(a) hereof.

                  (n) "FLIP-OVER EVENT" shall mean any of the events described in Section 12(a) hereof.

                  (o) "PERSON" shall mean any individual, firm, corporation, partnership or other entity and shall include any "group" as that term is used in Rule 13d-5(b) under the Exchange Act.

                  (p) "PREFERRED STOCK" shall mean shares of Series B Junior Preferred Stock, par value $1.00 per share, of the Company.

                  (q) "SEPARATION DATE" shall mean the earlier of:

                           (i) the Close of Business on the tenth day after a
                  Stock Acquisition Date (as hereinafter defined), or

                           (ii) the Close of Business on the tenth day (but in
                  no event later than the time when any Person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established by the Company for or pursuant to the terms of any employee benefit plan) if upon consummation thereof, that Person would be an Acquiring Person (including any date which is after the date of this Agreement and prior to the issuance of the Rights).

                  (r) "STOCK ACQUISITION DATE" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (s) "SUBSIDIARY" shall mean, with reference to any Person, any corporation of which a majority of any class of equity security is Beneficially Owned, directly or indirectly, by such Person.

                  (t) "TRADING DAY" with respect to any security shall mean a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day.

                  (u) "TRIGGERING EVENT" shall mean any Flip-In Event or any Flip-Over Event.

                  (v) "WHOLE BOARD" shall mean the total number of directors which the Company would have if there were no vacancies.

                  Any determination required by the definitions contained in this Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be final and binding on the Rights Agent.

                  SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Separation Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.



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                  SECTION 3.  ISSUE OF RIGHTS CERTIFICATES.
                              ----------------------------

                  (a)      Until the Separation Date,

                           (i) the Rights will be evidenced by the certificates
                  for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and

                           (ii) the Rights will be transferable only in
                  connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

                  (b) As soon as practicable after the Separation Date, the Company will prepare and execute and the Rights Agent will countersign, and if requested by the Company, send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Separation Date, at the address of the holder shown on the records of the Company, a Rights certificate, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock held. After the distribution of the Rights Certificates, the Rights will be evidenced solely by Rights Certificates.

                  (c) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of the holder shown on the records of the Company.

                  (d) Certificates for the Common Stock issued after the Record Date but prior to the earlier of the Separation Date or the Expiration Date, shall be deemed also to be certificates for Rights, and shall bear the following legend:

                  "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Rights Agreement between Thomas Industries Inc. (the "Company") and National City Bank, originally dated January 5, 1998, as subsequently amended and restated (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Upon the occurrence of certain events, as set forth in the Rights Agreement, the Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) become null and void and the holder of the Rights (including any subsequent holder) shall not have any right to exercise the Rights."

                  (e) After the Separation Date but prior to the Expiration Date, Rights shall be issued in connection with the issuance of Common Stock upon the exercise of stock options granted prior to the Separation Date or pursuant to other benefits under employee plans or arrangements established prior to the Separation Date; provided, however, that if, pursuant to the terms of any option or other benefit plan, the number of shares issuable thereunder is adjusted after the Separation Date, the number of Rights issuable upon issuance of the shares shall be equal only to the number of shares which would have been issuable prior to the adjustment.

                  SECTION 4. FORM OF RIGHTS CERTIFICATES. (a) The Rights Certificates and the form of election to purchase shares (and the form of assignment) shall be in substantially the form attached hereto as Exhibit B, with such legends, summaries or endorsements printed thereon as the Company may deem appropriate, or as may be required to comply with any applicable law or regulation of any stock exchange on which the Rights may from time to time be listed. Subject to the provisions of this Agreement, the Rights Certificates, when distributed, shall be dated as of the Record Date and shall entitle the holders thereof to purchase the number of shares of Preferred Stock set forth therein at the Purchase Price set forth herein, subject to adjustment as provided herein.

                  (b) Any Rights Certificate issued pursuant to Section 3(a) hereof that represents Rights beneficially owned by an Acquiring Person or that represents any Rights owned on or after the Separation Date by any Person who subsequently becomes an Acquiring Person and any Rights Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or to any nominee of an Acquiring Person and any Rights Certificate issued pursuant to
Section 6 or Section 13 of this Agreement upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, may contain the following legend:

                  "The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Rights Certificate and the Rights represented hereby will become void in the circumstances specified in Section 7(e) of the Rights Agreement."

                  SECTION 5. COUNTERSIGNATURE AND REGISTRATION. (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. If the officer who signed any of the Rights Certificates shall cease to be an officer of the Company before countersignature by the Rights Agent, the Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed the Rights Certificates had not ceased to be an officer of the Company and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date, of the execution of the Rights Certificate shall be a proper officer of the Company, although at the date of the execution of this Rights Agreement the person was not such an officer.

                  (b) Following the Separation Date, the Rights Agent will keep or cause to be kept, at one of its offices in Cleveland, Ohio, books for registration and transfer of the Rights Certificates issued hereunder which books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, and the date of each of the Rights Certificates.

                  SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.
(a) Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Separation Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make a request in writing to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled hereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                  (b) Upon receipt by the Company and the Rights Agent of evidence, reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the lost, stolen, destroyed or mutilated Rights Certificate.

                  SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) Until the Separation Date, no Right may be exercised. Subject to
Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Separation Date. Upon surrender of the Rights Certificate, together with a duly executed form of election to purchase, to the Rights Agent at the principal corporate trust office of the Rights Agent, together with payment of the Purchase Price prior to the earliest of:

                           (i) the Closing of Business on the Expiration Date,
                  subject to extension as provided in Section 12(c) hereof (the "Final Expiration Date"),

                           (ii) the time at which the Rights are redeemed as
                  provided in Section 23 hereof, or

                           (iii) the time at which the Rights are exchanged as
                  provided in Section 24 hereof (the earliest of such times being herein referred to as the "Expiration Date").

                  (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $65, and shall be subject to adjustment from time to time as provided in Section 13 hereof and shall be payable in lawful money of the United States dollars in accordance with Paragraph (c) below.

                  (c) Upon receipt of a Rights Certificate representing exercisable Rights, with a duly executed form of election to purchase including the certificate contained, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly:

                           (i) (A) requisition from the transfer agent for the
                  shares of Preferred Stock certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request,

                           (ii) requisition from the Company the amount of cash,
                  if any, to be paid in lieu of fractional shares in accordance with Section 14,

                           (iii) after receipt of the certificates or depositary
                  receipts, cause the same to be delivered to or, upon the order of the registered holder of the Rights Certificate, registered in such name or names as may be designated by the holder, and

                           (iv) after receipt deliver the cash, if any, to or
                  under the order of the registered holder of such Rights Certificate.

                  (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the unexercised Rights shall be issued by the Rights Agent and delivered to the registered holder thereof or to his duly authorized assigns.

                  (e) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Triggering Event, any unexercised Rights that are or were at any time on or after the earlier to occur of:

                           (i) the Separation Date, or

                           (ii) the Stock Acquisition Date, beneficially owned
                  by an Acquiring Person or owned by any Person who subsequently becomes an Acquiring Person shall immediately become permanently null and void without any further action, and any holder of such Rights shall thereupon have no right to exercise such Rights under any provision of this Agreement or otherwise.

The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) of this Agreement are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates or transferees hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported exercise thereof unless the registered holder shall have:

                           (i) completed and signed the certificate contained in
                  the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for exercise, and

                           (ii) provided such additional evidence of the
                  identity of the Beneficial Owner (or former or proposed Beneficial Owner) or Affiliates thereof as the Company shall reasonably request.

                  (g) Notwithstanding any other provision of this Agreement, in the event that compliance with Article Seventh of the Company's Restated Certificate of Incorporation would prohibit the Company from issuing shares or similar units to the holder of any Rights upon exercise thereof, then, upon the holder's presentation of the Rights Certificates therefor to the Rights Agent, so long as the Rights shall not have become null and void pursuant to Section 7(e) hereof, the Company, at its option,

                           (i) may call a meeting of stockholders to obtain the
                  authorization required by Article Seventh, or

                           (ii) to the extent required by its Restated
                  Certificate of Incorporation, in lieu of issuing any shares of Common Stock or similar units to the holder of those Rights, the Company at its option may

                                    (A) cause the Rights Agent to deliver the
                           holder's Rights Certificates to the Company and the Company shall sell, or cause to be sold, the Rights represented thereby for the account of the holder and promptly remit the net proceeds thereof to the holder, or

                                    (B) provide fair value to the holder (as
                           determined by the Board of Directors in good faith, which determination shall be conclusive for purposes of this Agreement).

                  SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy the cancelled Rights Certificates, and in such case shall deliver a certificate of destruction to the Company.

                  SECTION 9. RESERVATION AND AVAILABILITY OF PREFERRED AND COMMON STOCK. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any authorized and issued shares of Preferred Stock held in its treasury (and following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares of Common Stock and/or other securities held in its treasury), the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

                  (b) The Company further covenants and agrees that so long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and/or other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for issuance to be listed on such exchange upon official notice of issuance.

                  (c)      The Company shall use its best efforts to

                           (i) file, as soon as practicable following the
                  earlier of the Separation Date or as soon as is required by law, a registration statement under the Securities Act of 1933

                  (the "Act"), with respect to the Preferred Stock purchasable upon exercise of the Rights on an appropriate form,

                           (ii) cause the registration statement to become
                  effective as soon as practical after the filing, and

                           (iii) cause the registration statement to remain
                  effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date.

                  The Company will also take all action necessary to ensure compliance with the securities laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statements and, if the suspension extends beyond the Expiration Date, the Expiration Date shall be extended to the end of the suspension. Upon any suspension of the registration statement, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in that jurisdiction shall have been obtained.

                  (d) The Company covenants and agrees that it will take all action to ensure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for shares of Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of the shares of Preferred Stock in respect of a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Preferred Stock in a name other than that of the registered holder upon the exercise of any Rights until the tax payable by the holder of the Rights Certificate at the time of surrender has been paid or until it has been established to the Company's satisfaction that no tax is due.

                  SECTION 10. PREFERRED STOCK RECORD DATE. Each person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and the certificate shall be dated, the date upon which the Rights Certificate evidencing the Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of the shares on, and the certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open.

                  SECTION 11. THE FLIP-IN. (a) In the event any Person shall become an Acquiring Person, then subject to the provisions of Section 24 of this Agreement proper provision shall be made so that each holder of a Right, except as provided below and in Sections 7(e) hereof, shall thereafter have a right to receive, upon exercise of the Right at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable on the date on which the first of the events listed above in this subparagraph (a) occurs and dividing that product by (y) 50% of the Current Market Price per share of the Common Stock on the date of the first occurrence of a Flip-In Event (such number of shares being herein referred to as the "Adjustment Shares").

                  (b) In the event that there shall not be sufficient issued but not outstanding and authorized but unissued shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
(a), the Company shall take all action to authorize additional shares of Common Stock for issuance upon exercise of the Rights; provided, however, if the Company is unable to cause the authorization of a sufficient number of additional shares of Common Stock, then, in the event the Rights become exercisable, the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party shall, upon the exercise of such Rights:

                           (i) pay an amount in cash equal to the excess of (A)
                  the product of (1) the number of Adjustment Shares, multiplied by (2) the Current Market Price of the Common Stock (such product being herein referred to as the Current Value), over
                  (B) the Purchase Price, in lieu of issuing shares of Common Stock and requiring payment therefor, or

                           (ii) issue cash, debt or equity securities, or a
                  combination thereof, having a value equal to the Current Value with the Current Value for this purpose being determined by a recognized investment banking firm selected by the Board of Directors of the Company.

                  To the extent that the Company determines that some action need be taken pursuant to clauses (i) or (ii) of the proviso of this Section 11(b), a majority of the Board of Directors may suspend the exercisability of the Rights for a period of up to forty-five (45) days following the date on which the first of the events listed in Section 11(ii) of this Agreement shall have occurred, in order to decide the appropriate form of distribution to be made pursuant to the above proviso and to determine the value made pursuant to the above proviso and to determine the value thereof and, if the suspension extends beyond the Expiration Date, the Expiration Date shall be extended to the end of the suspension. In the event of any suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at the time the suspension is no longer in effect.

                  SECTION 12.  THE FLIP-OVER.
                               -------------

                           (a) In the event that, following the Separation Date,
                  directly or indirectly,

                                    (w) the Company shall consolidate with, or
                           merge with and into, any other Person,

                                    (x) any Person shall consolidate with the
                           Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of the merger and, in connection with the merger, all or part of the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property,

                                    (y) the Company shall effect a share
                           exchange in which all or part of the Common Stock of the Company shall be changed into (including, without limitation, any conversion into or exchange for) securities of any other Person, cash or any other property, or

                                    (z) the Company shall sell, lease, mortgage
                           or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, then, and in each such case,

                            (i) each holder of a Right, except as provided in
                  Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of freely tradeable common stock of the Principal Party (as hereinafter defined), free and clear of any lien, encumbrance or other adverse claim, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable on the date on which the first events listed in Section 11(a) occurs (or the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the occurrence of the Flip-In Event if a Flip-In Event has previously occurred) and dividing that product by

                  (2) 50% of the Current Market Price per share of the common stock of such Principal Party on the date of consummation of the Flip-Over Event;

                           (ii) such Principal Party shall thereafter be liable
                  for, and shall assume, by virtue of the Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement;

                           (iii) the term "Company" shall thereafter be deemed
                  to refer to such Principal Party, it being specifically intended that the provisions of Section 13 hereof shall apply to such Principal Party;

                           (iv) such Principal Party shall take such steps
                  (including, but not limited to, the reservation of a sufficient number of shares of its common stock) in connection with the consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of common stock thereafter deliverable upon the exercise of the Rights; and

                           (v) the provisions of Section 11 hereof shall be of
                  no effect following the first occurrence of any Flip-Over
                  Event.

                  "PRINCIPAL PARTY" shall mean:

                           (i) in the case of any transaction described in (w),
                  (x), or (y) of the first sentence of this Section 12, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger, consolidation or other business combination, and if no securities are so issued, the Person that is the other party to the merger, consolidation or other business combination; and

                           (ii) in the case of any transaction described in (z)
                  of the first sentence in this Section 12, the Person that is the Person receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

                  provided, however, that in any case, (1) if the common stock of such Person is not then and has not been continuously over the preceding 12-month period registered under the Exchange Act, as then in effect, and such Person is a direct or indirect Subsidiary of another Person the common stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the common stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of the Persons is the issuer of the common stock having the greatest aggregate market value.

                  (b) The Company shall not consummate any Flip-Over Event unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs
(a) and (b) of this Section 12 and further providing that, as soon as practicable after the date of any Flip-Over Event, the Principal Party will:

                           (i) prepare and file at its own expense a
                  registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

                           (ii) deliver to holders of the Rights historical
                  financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

                  The Principal Party shall temporarily suspend, for a period of time not to exceed ninety (90) days following the occurrence of a Flip-Over Event, the exercisability of the Rights in order to prepare and file the registration statement referred to in clause (i) above, and, if the suspension extends beyond the Expiration Date, the Expiration Date shall be extended to the end of the suspension. The provisions of this Section 12 shall similarly apply to successive Flip-Over Events. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 12(a).

                  SECTION 13. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 13 or as otherwise provided in this Agreement.

                  (a) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 13(a), the Purchase Price in effect at the time of the record date for the dividend or of the effective date of the subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Rights exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the Rights had been exercised immediately prior to such date and at a time when the

Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a) hereof and this Section 13(a), the adjustment provided for in this Section 13(a) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a).

                  (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per one one-hundredth of a share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the Current Market Price per one one-hundredth of a share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of one one-hundredths of shares of Preferred Stock outstanding on such record date, plus the number of one one-hundredths of shares of Preferred Stock which the aggregate offering price of the total number of one one-hundredths of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of one one-hundredths of shares of Preferred Stock outstanding on such record date, plus the number of additional one one-hundredths of shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). If the subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of the consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock), or subscription rights or warrants (excluding those referred to in Section 13(b)), the Purchase Price after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per one one-hundredth of a share of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets, or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to one one-hundredth of a share of Preferred Stock and the denominator of which shall be such current market price per one one-hundredth of a share of the Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

                  (d) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 13(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share of one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 13(d), any adjustment required by this Section 13 shall be made no later than the earlier of:

                           (i) three (3) years from the date of the transaction
                  which mandates such adjustment or

                           (ii) the Expiration Date.

                  (e) If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Rights thereafter exercised shall become entitled to receive any shares of capital stock of the Company, other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Rights shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Sections 13(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 12 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any other shares.

                  (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (g) Unless the Company shall have exercised its election as provided in Section 13(h), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 13(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number, of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by:

                           (i) multiplying (x) the number of one one-hundredths
                  of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and

                           (ii) dividing the product so obtained by the Purchase
                  Price in effect immediately after such adjustment of the Purchase Price.

                  (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 13(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                  (i) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

                  (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value of the shares of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the

Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.

                  (k) In any case in which this Section 13 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Rights exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (l) Anything in this Section 13 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 13, as and to the extent that in its sole discretion the Company shall determine to be advisable in order that any:

                           (i) consolidation or subdivision of the Preferred
                  Stock,

                           (ii) issuance wholly for cash of any shares of
                  Preferred Stock at less than the Current Market Price,

                           (iii) issuance wholly for cash of shares of Preferred
                  Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock,

                           (iv) stock dividends, or

                           (v) issuance of rights, options or warrants referred
                  to in this Section 13, hereafter made by the Company to holders of its Preferred Stock,

                  shall, if practicable, not be taxable to such stockholders.

                  (m) The Company covenants and agrees that it shall not at any time after the Separation Date:

                           (i) consolidate with,

                           (ii) merge with or into, or

                           (iii) sell or transfer to, in one or more
                  transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries taken as a whole, any other Person if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (n) The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Section 23 or Section 27 hereof, take any action the purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights, unless such action is approved by a majority of the Board of Directors.

                  (o) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time prior to the Separation Date:

                           (i) declare a dividend or distribution on the
                  outstanding shares of Common Stock payable in shares of Common Stock,

                           (ii) subdivide the outstanding shares of Common
                  Stock, or

                           (iii) combine the outstanding shares of Common Stock
                  into a smaller number of shares,

the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Separation Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following the event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

                  (p) Whenever an adjustment is made as provided in Sections 11, 12 and 13 hereof, the Company shall (A) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (B) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (C) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on the certificate and on any adjustment therein contained.

                  SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Price of a whole Right as of the date on which such fractional Rights would have been otherwise issuable.

                  (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Price of one one-hundredth of a share of Preferred Stock as of the date of exercise.

                  (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

                  SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Separation Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Separation Date, of the Common Stock) without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Separation Date, of the Common Stock) may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

                  SECTION 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the Right consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Separation Date, the Rights will be transferable only in connection with the transfer of Common Stock;

                  (b) after the Separation Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal corporate trust office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

                  (c) the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned.

                  SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise expressly provided in this Agreement, no holder, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by the Rights Certificate shall have been exercised in accordance with the provisions hereof.

                  SECTION 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement.

                  The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

                  SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, and any of the Rights Certificates shall have been countersigned but not delivered, any such Successor Rights Agent may adopt the countersignature of predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases the Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all the cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent, for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of facts or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the rights becoming void pursuant to Section 7(e) hereof or any other provision) or adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any application on or after the date specified in such application (which date shall not be less than five (5)

Business Days after the date any officer of the Company actually receives such application, unless prior to taking any action (or effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                  (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact event or determination under the Rights Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

                  SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States so long as such corporation is authorized to do business as a banking institution in the states of Ohio or Kentucky, in good standing, having a principal office in the state of Kentucky, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

                  SECTION 23. REDEMPTION AND TERMINATION. (a) The Board of Directors of the Company may, at its option, at any time prior to 5:00 P.M., Cleveland, Ohio time, on the earlier of:

                           (i) the Stock Acquisition Date, or

                           (ii) the Final Expiration Date,

redeem all but not less than all the then outstanding Rights at a redemption price of $.02 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything in this Agreement to the contrary, no Rights may be exercised at any time that the Rights are subject to redemption in accordance with the terms of this Agreement.

                  (b) Immediately with the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten (10) days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all holders at their last addresses as they appear upon the registry books of the Rights Agent or prior to the Separation Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which was mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made.

                  SECTION 24. EXCHANGE. (a) The Board of Directors of the Company, at its option, may at any time after any Person becomes an Acquiring Person, exchange Common Stock for all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or compensation arrangement of the Company or any such Subsidiary, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any such Subsidiary for or pursuant to the terms of any employee benefit plan or compensation arrangement), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise Rights shall terminate and the only right thereafter of a holder of Rights shall be to receive that number of shares of Common Stock equal to the number of Rights held by the holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any exchange to all of the holders of Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given whether or not the holder receives the notice. Each notice of exchange will state the method by which the exchange will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or equivalent preferred stock) for Common Stock exchangeable for Rights at the initial rate of one one-hundredth of a share of Preferred Stock (or equivalent preferred stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the dividend, liquidation and voting rights of the Preferred Stock (or equivalent preferred stock) pursuant to the terms thereof, so that the fraction of a share of Preferred Stock (or equivalent preferred stock) delivered in lieu of each share of Common Stock shall have the same dividend, liquidation and voting rights as one share of Common Stock.

                  (d) In the event that there shall not be sufficient shares of Common Stock or Preferred Stock (or equivalent preferred stock) issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all action as may be necessary to authorize additional shares of Common Stock or Preferred Stock (or equivalent preferred stock) for issuance upon exchange of the Rights.

                  (e) The Company shall not be required to issue fractions of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the Closing Price of a whole share of Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

                  SECTION 25. NOTICE OF CERTAIN EVENTS. (a) In case the Company shall propose:

                           (i) to pay any dividend payable in stock of any class
                  to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend at a rate not in excess of $2.50 per share), or

                           (ii) to offer to the holders of Preferred Stock
                  rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or

                           (iii) to effect any reclassification of its Preferred
                  Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or

                           (iv) to effect any Flip-Over Event, or

                           (v) to effect the liquidation, dissolution or winding
                  up of the Company,

then, in each case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26 hereof, notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, Flip-Over Event, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of

Preferred Stock, if any date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty
(20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

                  (b) Upon the occurrence of a Flip-In Event or a Flip-over Event, the Company or Principal Party, as the case may be, shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event and the consequences thereof to holders of Rights under Sections 11(a) or 12(a) hereof, as the case may be.

                  SECTION 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Thomas Industries Inc.
                  4360 Brownsboro Road
                  P.O. Box 35120
                  Louisville, Kentucky 40232

                  Attention: Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if delivered by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  National City Bank
                  Dept. 3116
                  Corporate Trust Administration
                  629 Euclid Avenue
                  Room 635
                  Cleveland, Ohio 44114

                  Attention:  Sherry Damore

                  Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company. The Company shall deliver a copy of any notice or demand it delivers to the holder of an Rights Certificate to the Rights Agent and the Rights Agent shall deliver a copy of any notice or demand it delivers to the holder of any Rights Certificate to the Company.

                  SECTION 27. SUPPLEMENTS AND AMENDMENTS. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates other than an Acquiring Person; provided, however, that no amendment or supplement may be made if the effect would be to extend or shorten the redemption period after the Separation Date or change the Purchase Price or the Redemption Price.

                  SECTION 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, the Common Stock).

                  SECTION 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  SECTION 31. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposed shall be governed by and construed in accordance with the laws of Delaware applicable to contracts made and to be performed entirely within the State of Delaware.

                  SECTION 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each counterpart shall for all purposes be deemed to be an original, and all counterparts shall together constitute one and the same instrument.

                  SECTION 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            THOMAS INDUSTRIES INC.



By: /s/ Phillip J. Stuecker                 By: /s/ Timothy C. Brown
  --------------------------------            ----------------------------------
Name:  Phillip J. Stuecker                  Name: Timothy C. Brown
Title: Vice President of Finance,           Title: Chief Executive Officer
           Chief Financial Officer
           and Secretary


                                            NATIONAL CITY BANK



                                            By: /s/ Sherry Damore
                                               ---------------------------------
                                            Name:  Sherry Damore
                                            Title:    Vice President